EXHIBIT 4.0

                            FORM OF STOCK CERTIFICATE

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NUMBER SHARE

         NATIONAL COMPANIES, INC.

         AUTHORIZED COMMON STOCK: 10,000,000 SHARES,
         PAR VALUE: $.001

This certifies that
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Is the record holder of
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shares of NATIONAL COMPANIES, INC., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
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                                     NATIONAL COMPANIES, INC.

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Secretary         Corporate Seal     President
         Florida